UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2015

THE ALKALINE WATER COMPANY INC.
Exact name of registrant as specified in its charter)

Nevada	000-55096	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7730 E Greenway Road Ste. 203
 Scottsdale, AZ 85260
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.02 of this current report on Form 8-K is responsive to this item.

Item 3.02 Unregistered Sales of Equity Securities.

On November 30, 2015, we entered into a warrant exchange agreement (the “Rogers Warrant Exchange Agreement”) with Neil Rogers, a holder of our outstanding common stock purchase warrants (the “Rogers Warrants”), whereby we exchanged the Rogers Warrants, for no additional consideration, for such number of shares of our common stock that is equal to 100% of the number of the Rogers Warrants (the “Rogers  Exchange”), and following the Rogers Exchange, the Rogers Warrants were automatically cancelled and terminated and Mr. Rogers has no further rights pursuant to the Rogers Warrants and any agreement or instrument pursuant to which such Rogers Warrants were issued.

On November 30, 2015, pursuant to the Rogers Warrant Exchange Agreement, we issued 4,699,800 shares of our common stock upon exchange of the 4,699,800 Rogers Warrants.

On December 1, 2015, we entered into a warrant exchange agreement (the “December Warrant Exchange Agreement”) with 11 holders of our outstanding common stock purchase warrants (the “December Warrants”), whereby we exchanged each holder’s December Warrants, for no additional consideration, for such number of shares of our common stock that is equal to 100% of the number of such holder’s December Warrants (the “December Exchange”), and following the December Exchange, the December Warrants were automatically cancelled and terminated and the holders have no further rights pursuant to the December Warrants and any agreement or instrument pursuant to which such December Warrants were issued.

On December 1, 2015, pursuant to the December Warrant Exchange Agreement, we issued an aggregate of 6,689,554 shares of our common stock upon exchange of the 6,689,554 December Warrants.

In issuing these shares, we relied on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 3(a)(9) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1         Form of Warrant Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright
Vice-President, Secretary, Treasurer and Director

December 1, 2015